Exhibit 99.1

Tigo Energy Reports Third Quarter 2024 Financial Results

CAMPBELL, Calif. – November 6, 2024 – Tigo Energy, Inc. (“Tigo”, or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the third quarter ended September 30, 2024 and financial guidance for the fourth quarter ending December 31, 2024.

Recent Financial and Operational Highlights

●	Quarterly revenue of $14.2 million
●	GAAP gross margin of 12.5%
●	GAAP operating loss of $10.4 million
●	GAAP net loss of $13.1 million
●	Adjusted EBITDA loss of $8.3 million
●	Cash, cash equivalents, and marketable securities of $19.5 million
●	Shipped 403,000 MLPE, or approximately 202 MWdc assuming an average panel size of 500W
●	Selected to deliver more than 97,000 optimizers, including TS4-X-O’s, for Brazil’s largest floating solar plant project
●	Total Predict+ meters under management grew to 62,000 and 6 new Predict+ agreements with a multi-year contract value of $0.7 million were signed during the quarter
●	Announced a partnership to deliver rapid shutdown technology to Costa Rica as mandates for solar safety technology spread across Latin America
●	Welcomed back Anita Chang as Chief Operating Officer

Management Commentary

“We experienced our third sequential quarterly increase in revenues in a row in the third quarter of 2024 and believe the fourth quarter will continue to reflect the improved momentum our business is experiencing,” said Zvi Alon, Chairman and CEO of Tigo. “During the quarter, we saw revenue growth in multiple geographies, most notably in EMEA and the Americas. We are also gaining additional penetration within the utility-scale market as evidenced by our recent selection to deliver 97,200 MLPE for Brazil’s largest floating solar system, which includes our newest TS4-X-O devices. Within our EI software solutions, our Predict+ AI-based energy consumption and production platform continues to grow with 62,000 meters under management and we signed 6 new contracts during the quarter having a total multi-year contract value of $700,000. We also strengthened our leadership team with the appointment of Anita Chang as Chief Operating Officer, who I welcome back to lead our global manufacturing operations. We are confident that her deep industry expertise will play a key role in supporting Tigo’s ambitious growth plans.

“While the industry is still contending with headwinds, we believe that our robust product portfolio positions us to mitigate competitive pressures. As demand for our solutions continues to return, we expect revenues and profitability to increase steadily in the future. We are encouraged by the momentum we’ve built over the last three quarters and remain focused on advancing our mission to be a leading provider of intelligent solar and energy storage solutions.”

“On a sequential quarter basis, we reduced our cash burn rate with cash declining by $0.7 million in the quarter as we continue to make progress on reducing our inventory and working capital. Our GAAP net loss and adjusted EBITDA loss include an inventory charge of $3.4 million, primarily for battery inventory,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “We believe the positive momentum we are seeing in our business and our progress in achieving market share gains will continue to drive revenue growth during the remainder of 2024 and into 2025.”

Third Quarter 2024 Financial Results

Results compare the 2024 fiscal third quarter ended September 30, 2024 to the 2023 fiscal third quarter ended September 30, 2023, unless otherwise indicated.

●	Revenues totaled $14.2 million, a 16.8% decrease from $17.1 million. On a sequential quarter basis, revenues increased by $1.5 million, or 12.1%.
•	Gross profit totaled $1.8 million, or 12.5% of total revenue, a 57.3% decrease from $4.2 million, or 24.3% of total revenue. Gross profit includes inventory charges of $3.4 million and $1.8 million, respectively.
•	Total operating expenses totaled $12.2 million, a 20.7% decrease from $15.4 million.
•	Net loss totaled $13.1 million, compared to a net income of $29.1 million.
•	Adjusted EBITDA loss totaled $8.3 million, compared to an adjusted EBITDA loss of $9.5 million.
•	Cash, cash equivalents, and marketable securities totaled $19.5 million at September 30, 2024. On a sequential quarter basis, cash declined by $0.7 million.

Fourth Quarter 2024 Outlook

The Company also provides guidance for the fourth quarter ending December 31, 2024 as follows:

●	Revenues are expected to be within the range of $14 million to $17 million.
●	Adjusted EBITDA loss is expected to be within the range of $6.5 million to $8.5 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, November 6, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and become profitable, our overall long-term growth prospects, expectations regarding a recovery in our industry, including the timing thereof, current and future inventory levels and reserves and its impact on future financial results, statements about demand for our products, our competitive position, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with macroeconomic conditions, seasonal trends and the cyclical nature of the solar industry, including the current downturn; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives for solar energy solutions; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance (including our projected break-even point) is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$9,461	$4,405
Marketable securities, short-term	10,043	26,806
Accounts receivable, net	8,828	6,862
Inventory	46,789	61,401
Prepaid expenses and other current assets	3,594	5,236
Total current assets	78,715	104,710
Property and equipment, net	3,044	3,458
Operating right-of-use assets	1,842	2,503
Marketable securities, long-term	—	1,977
Intangible assets, net	1,989	2,192
Other assets	772	728
Goodwill	12,209	12,209
Total assets	$98,571	$127,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,841	$15,685
Accrued expenses and other current liabilities	6,143	8,681
Deferred revenue, current portion	556	335
Warranty liability, current portion	513	526
Operating lease liabilities, current portion	849	1,192
Total current liabilities	19,902	26,419
Warranty liability, net of current portion	5,194	5,106
Deferred revenue, net of current portion	674	466
Long-term debt, net of unamortized debt discount and issuance costs	38,275	31,570
Operating lease liabilities, net of current portion	1,057	1,392
Total liabilities	65,102	64,953
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	145,184	138,657
Accumulated deficit	(111,724)	(75,780)
Accumulated other comprehensive loss	3	(59)
Total stockholders’ equity	33,469	62,824
Total liabilities and stockholders’ equity	$98,571	$127,777

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$14,237	$17,104	$36,740	$135,988
Cost of revenue	12,463	12,946	28,333	87,555
Gross profit	1,774	4,158	8,407	48,433

Operating expenses:
Research and development	2,433	2,425	7,608	7,063
Sales and marketing	4,378	5,601	13,036	15,536
General and administrative	5,380	7,350	15,671	20,567
Total operating expenses	12,191	15,376	36,315	43,166
(Loss) income from operations	(10,417)	(11,218)	(27,908)	5,267
Other expenses (income):
Change in fair value of preferred stock warrant and contingent shares liability	3	(2,977)	(152)	143
Change in fair value of derivative liability	—	(50,498)	—	(12,247)
Loss on debt extinguishment	—	—	—	171
Interest expense	2,861	2,875	8,549	5,240
Other income, net	(164)	(636)	(377)	(1,859)
Total other expenses (income), net	2,700	(51,236)	8,020	(8,552)
(Loss) income before income tax expense	(13,117)	40,018	(35,928)	13,819
Income tax expense	—	10,962	16	29
Net (loss) income	(13,117)	29,056	(35,944)	13,790
Cumulative dividends on convertible preferred stock	—	—	—	(3,399)
Net (loss) income attributable to common stockholders	$(13,117)	$29,056	$(35,944)	$10,391

(Loss) earnings per common share
Basic	$(0.22)	$0.50	$(0.60)	$0.19
Diluted	$(0.22)	$(0.27)	$(0.60)	$0.04
Weighted-average common shares outstanding
Basic	60,608,934	58,408,441	60,130,249	31,070,476
Diluted	60,608,934	68,368,758	60,130,249	40,487,517

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating activities:
Net (loss) income	$(35,944)	$13,790
Depreciation and amortization	917	820
Reserve for inventory	3,879	796
Change in fair value of preferred stock warrant and contingent shares liability	(152)	143
Change in fair value of derivative liability	—	(12,247)
Deferred tax benefit	—	(12)
Non-cash interest expense	6,705	3,237
Stock-based compensation	5,994	2,137
Allowance for credit losses	(1,616)	1,968
Loss on debt extinguishment	—	171
Non-cash lease expense	820	710
Accretion of interest on marketable securities	(260)	(333)
Loss on disposal of property and equipment	—	16
Changes in operating assets and liabilities:
Accounts receivable	(350)	(6,393)
Inventory	10,733	(33,318)
Prepaid expenses and other assets	1,598	1,183
Accounts payable	(3,387)	(4,115)
Accrued expenses and other liabilities	(2,011)	1,975
Deferred revenue	429	(666)
Warranty liability	75	1,456
Operating lease liabilities	(837)	(697)
Net cash used in operating activities	$(13,407)	$(29,379)
Investing activities:
Purchase of marketable securities	(6,756)	(53,483)
Acquisition of fSight	—	(16)
Purchase of intangible assets	—	(450)
Purchase of property and equipment	(757)	(1,855)
Sales and maturities of marketable securities	25,818	14,885
Net cash provided by (used in) investing activities	$18,305	$(40,919)
Financing activities:
Proceeds from Convertible Promissory Note	—	50,000
Repayment of from Series 2022-1 Notes	—	(20,833)
Payment of financing costs	—	(358)
Proceeds from Business Combination	—	2,238
Proceeds from exercise of stock options	272	212
Payment of tax withholdings on stock options	(114)	(91)
Proceeds from common stock warrant redemption, net of issuance costs and payments to warrant holders of non-redeemed warrants	—	3,653
Net cash provided by financing activities	$158	$34,821
Net increase (decrease) in cash, cash equivalents and restricted cash	5,056	(35,477)
Cash, cash equivalents and restricted cash at beginning of period	4,405	37,717
Cash, cash equivalents and restricted cash at end of period	$9,461	$2,240

Tigo Energy, Inc.

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net Loss (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income (GAAP)	$(13,117)	$29,056	$(35,944)	$13,790
Adjustments:
Total other expenses (income), net	2,700	(51,236)	8,020	(8,552)
Income tax expense	—	10,962	16	29
Depreciation and amortization	305	284	917	820
Stock-based compensation	1,786	1,274	5,994	2,137
M&A transaction expenses	—	152	—	4,399
Adjusted EBITDA (Non-GAAP)	$(8,326)	$(9,508)	$(20,997)	$12,623

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.